May 2018 First Quarter 2018 Earnings Call Exhibit 99.2

Safe Harbor Statement Statements contained in this presentation that state the Partnership’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica’s Forms 10-Q or Form 10-K filed with the Securities and Exchange Commission and available on CrossAmerica’s website at www.crossamericapartners.com. If any of these factors materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you see or hear during this presentation reflects our current views as of the date of this presentation with respect to future events. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

CrossAmerica Business Overview Gerardo Valencia, President

CrossAmerica Partners LP Overview Master limited partnership and leading wholesale fuels distributor, convenience store lessor, and c-store operator Distributes annually over 1 billion gallons of fuel Annual gross rental income of over $85 million 17.5% equity interest in CST Brands’ wholesale fuels business, approximately 1.7 billion gallons of annual fuel supply Approx. 1,350 locations – 565 owned sites 626 Lessee Dealers 383 Independent Dealers 71 Company Operated Sites 180 Commission Agents 54 Non-fuel Tenant Sites (rent only) Equity market capitalization of approx. $700 million and enterprise value of $1.2 billion Note: All information is as of March 31, 2018

First Quarter Operating Results OPERATING RESULTS (in thousands, except for per gallon and site count) Three Months ended March 31, 2018 2017 % Change Total Motor Fuel Distribution Sites (period avg.) 1,259 1,186 6% Total Volume of Gallons Distributed 249,508 238,420 5% Wholesale Fuel Margin per Gallon $0.057 $0.056 2% Wholesale Fuel Gross Profit $14,299 $13,346 7% Rental & Other Gross Profit (Net) (Wholesale & Retail) $17,852 $17,184 4% Company Operated Sites (period avg.) 70 72 (3%) Company Op Fuel Margin Per Gallon $0.101 $0.056 80% General & Administrative Expenses $4,720 $5,817 (19%)

First Quarter Highlights Adjusted EBITDA Increased Adjusted EBITDA 10% from First Quarter 2017 to First Quarter 2018 G&A Expense Reduction Reduced G&A expense 19% from First Quarter 2017 to First Quarter 2018 Performance of Jet-Pep Assets In November 2017, we closed on the acquisition of the real property and fuel supply business of 101 commission operated sites in Alabama Integration of sites during the First Quarter 2018 Experienced some margin weakness due to market dynamics during the quarter that impacted both the fuel margin and volume Continuing to integrate and improve supply chain and fuel programs Note: See the reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow (or “DCF”) to net income and the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation.

First Quarter 2018 Earnings Call May 2018

CrossAmerica Synergies

- In July 2017, we announced that we expected to capture annual cost synergies of $10 million within the first three years following the merger of ACT and CST with approximately half of the synergies to be achieved within the first twelve months
- Through the first three quarters since the transaction closed, we have captured over $5.8 million of cost savings and are ahead of our synergy plan.
- After additional review and analysis of CrossAmerica's portfolio of supplier contracts, in the context of ACT/Circle K's significant purchasing scale, we have identified further opportunities to lower our costs and deliver total synergies, which we believe can exceed $15 million by the end of 2020.

CUMULATIVE TOTAL ($m)	2018	2019	2020	+2021
Total Cost Synergies	$7m to $11m	$11m to $14m	$15m to $20m	$20m - $25m

7

CrossAmerica Financial Overview Evan Smith, Chief Financial Officer

First Quarter Results Summary OPERATING RESULTS (in millions, except for per gallon and site count) Three Months ended March 31, 2018 2017 % Change Gross Profit $40.0 $37.4 7% Adjusted EBITDA $26.0 $23.7 10% Distributable Cash Flow $16.7 $16.9 (1%) Weighted Avg. Diluted Units 34.2 33.6 2% Distribution Paid per LP Unit $0.6275 $0.6125 2% Distribution Attributable to Each Respective Period per LP Unit $0.5250 $0.6175 (15%) Distribution Coverage (Paid Basis) 0.78x 0.82x (5%) Note: See the reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow (or “DCF”) to net income and the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation.

Capital Strength Leverage, as defined under our credit facility, was 4.21X as of March 31, 2018 Amended Credit Agreement on April 25th Extended maturity date from March 4, 2019 to April 25, 2020 Increased the capacity from $550 million to $650 million Extend the period during which the permitted leverage ratio is increased from 4.50X to 5.00X after the closing of a material acquisition from three quarters to four quarters Modification of the rate schedule, generally reducing our applicable margin by 50 basis points Distribution reduction Distribution rate of $0.5250 per unit ($2.10 per unit annualized) attributable to the first quarter of 2018 Reduces further dilution by settling Omnibus expenses in cash versus units Immediately improves coverage ratio

Appendix First Quarter 2018 Earnings Call

Non-GAAP Financial Measures Non-GAAP Financial Measures We use non-GAAP financial measures EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio. EBITDA represents net income available to us before deducting interest expense, income taxes and depreciation, amortization and accretion. Adjusted EBITDA represents EBITDA as further adjusted to exclude equity funded expenses related to incentive compensation and the Amended Omnibus Agreement, gains or losses on sales of assets, certain discrete acquisition related costs, such as legal and other professional fees and severance expenses associated with recently acquired companies, and certain other discrete non-cash items arising from purchase accounting. Distributable Cash Flow represents Adjusted EBITDA less cash interest expense, sustaining capital expenditures and current income tax expense. Distribution Coverage Ratio is computed by dividing Distributable Cash Flow by the weighted average diluted common and subordinated units and then dividing that result by the distributions paid per limited partner unit. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are used as supplemental financial measures by management and by external users of our financial statements, such as investors and lenders. EBITDA and Adjusted EBITDA are used to assess our financial performance without regard to financing methods, capital structure or income taxes and the ability to incur and service debt and to fund capital expenditures. In addition, Adjusted EBITDA is used to assess the operating performance of our business on a consistent basis by excluding the impact of items which do not result directly from the wholesale distribution of motor fuel, the leasing of real property, or the day to day operations of our retail site activities. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are also used to assess the ability to generate cash sufficient to make distributions to our unit-holders. We believe the presentation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio provides useful information to investors in assessing the financial condition and results of operations. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio have important limitations as analytical tools because they exclude some but not all items that affect net income. Additionally, because EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Non-GAAP Reconciliation The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for per unit amounts):   (a)As approved by the independent conflicts committee of the Board, the Partnership, CST and Circle K mutually agreed to settle certain amounts due under the terms of the Amended Omnibus Agreement in limited partnership units of the Partnership. Relates to certain discrete acquisition related costs, such as legal and other professional fees, severance expenses and purchase accounting adjustments associated with recently acquired businesses. Under the Partnership Agreement, sustaining capital expenditures are capital expenditures made to maintain our long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes, including payments to renew existing distribution contracts, or to maintain our sites in conditions suitable to lease, such as parking lot or roof replacement/renovation, or to replace equipment required to operate the existing business. (d)On May 7, 2018, the Board approved a quarterly distribution of $0.5250 per unit attributable to the first quarter of 2018. The distribution will be paid on May 25, 2018 to all unitholders of record on May 18, 2018. (e)The distribution coverage ratio is computed by dividing Distributable Cash Flow by the weighted average diluted common and subordinated units and then dividing that result by the distributions paid per limited partner unit. Three Months Ended March 31, 2018 2017 Net income available to limited partners $ (1,985) $ 704 Interest expense 8,052 6,702 Income tax expense (benefit) 273 (2,701) Depreciation, amortization and accretion 15,500 14,348 EBITDA 21,840 19,053 Equity funded expenses related to incentive compensation and the Amended Omnibus Agreement (a) 3,343 4,166 Gain on sales of assets, net (230) 44 Acquisition-related costs (b) 1,056 473 Adjusted EBITDA 26,009 23,736 Cash interest expense (7,624) (6,157) Sustaining capital expenditures (c) (790) (364) Current income tax expense (924) (359) Distributable Cash Flow $ 16,671 $ 16,856 Weighted average diluted common units 34,165 33,623 Distributions paid per limited partner unit (d) $ 0.6275 $ 0.6125 Distribution Coverage Ratio (e) 0.78x 0.82x